As filed with the Securities and Exchange Commission on January 9, 2015.

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
__________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

__________________________

MOBILEYE N.V.

(Exact Name of Registrant as Specified in its Charter)

__________________________

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

__________________________

Har Hotzvim
13 Hartom Street

P.O. Box 45157

Jerusalem 9777513, Israel

+972 2 541 7333

(Address of principal executive offices)
__________________________

2003 Share Option Plan, Amended and Restated July 27, 2014

(Full title of the Plan)

__________________________

Mobileye, Inc.

99 Jericho Turnpike

Jericho, NY 11753

877-867-4900

(Name, Address, including zip code, and telephone number, including area code, of agent for service)
__________________________

Copies of all correspondence to:

Ofer Maharshak Chief Financial Officer Lic Cohen-Yerushalmi General Counsel Mobileye N.V. Har Hotzvim, 13 Hartom Street P.O. Box 45157 Jerusalem 9777513, Israel +972 2 541 7333	James R. Tanenbaum, Esq. Nilene R. Evans, Esq. Morrison & Foerster LLP 1290 Avenue of the Americas New York, New York 10104 Tel: (212) 468-8000

__________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “large accelerated filer” and “accelerated filer” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐

(Do not check if a smaller reporting company)

__________________________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per security	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, nominal value €0.01 per share	38,619,123	$ 38.15 (2)	$1,473,319,542.45	$171,200

(1)    Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such indeterminate number of ordinary shares as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to the terms of the 2003 Share Option Plan, with Israeli Appendix, as amended and restated July 27, 2014 (the “2003 Plan”).

(2) Estimated pursuant to Rule 457(c) and 457(h) solely for purposes of calculating the aggregate offering price and the amount of the registration fee based upon the average of the high and low prices reported of the Registrant’s ordinary shares on The New York Stock Exchange on January 7, 2015, a date within five business days of the filing date.

PART I

The information specified in Items 1 and 2 of Part I of the Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the 2003 Plan covered by this Registration Statement on Form S-8 (the “Registration Statement”) as required by Rule 428(b)(1).

EXPLANATORY NOTE

This Registration Statement is being filed to register 38,619,123 ordinary shares of Mobileye N.V. (the “Company”) issuable upon options outstanding or to be granted under the 2003 Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Company pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a)	The prospectus dated July 31, 2014 filed pursuant to Rule 424(b) under the Securities Act, which contains the Company’s audited financial statements for the year ended December 31, 2013; and

(b)	the description of the Company’s ordinary shares contained in the Company’s registration statement on Form 8-A filed with the Commission on July 24, 2014, including any amendment or report filed for the purpose of updating such description.

All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Our articles of association provide for indemnification by us of all present and former directors, officers, employees and agents, as well as any person acting at our request as a director, officer, employee or trustee of another entity, against liabilities, costs and expenses incurred by them in connection with the performance of their duties as directors, officers, employees or trustees of the Company or such other entities, provided they acted in good faith and in a manner that they reasonably believed to be in or not opposed to our best interests and, in respect of indemnification for liabilities arising from a criminal procedure, had no grounds for believing that their conduct was unlawful. There is no entitlement to indemnification to the extent that a court of competent jurisdiction determines, in a final, non-appealable judgment, that any person seeking indemnification has been guilty of willful misconduct or gross negligence in respect of the matter for which such person is seeking indemnification, unless the court determines that indemnification is nevertheless proper in the circumstances. Indemnification is not available under Dutch law with respect to liability arising under certain mandatory provisions of Dutch law.

Persons entitled to indemnification may receive payment in advance of legal and other expenses incurred by them in defending actions in respect of which they may be entitled to indemnification, subject to their providing us with an undertaking to refund any amount in respect of which a court of competent jurisdiction by a final, non-appealable judgment determines that the relevant director or officer is not entitled to indemnification.

In addition to these indemnification provisions in our articles of association, we have entered into agreements to indemnify members of our board of directors and our executive officers against expenses and liabilities to the fullest extent permitted by law. These agreements also provide, subject to certain exceptions, for indemnification for related expenses including, among others, attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by any of these individuals in any action or proceeding. In addition to such indemnification, we maintain directors’ and officers’ liability insurance.

Our articles of association provide that directors are not personally liable to us for breaches of their duties as directors, other than for (i) violation of the duty of loyalty owed to us or our shareholders, (ii) transactions from which the director derives an improper personal benefit, (iii) willful misconduct or deliberate violation of law or (iv) liability arising under mandatory provisions of Dutch law.

Insofar as indemnification of liabilities arising under the Securities Act may be permitted to members of our board of directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

2

In addition, the Company maintains standard policies of insurance under which coverage is provided to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and to the Company with respect to payments which may be made by it to such directors and officers pursuant to the above indemnification provisions or otherwise as a matter of law. The Company also makes available standard life insurance and accidental death and disability insurance policies to its employees.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit Number	Exhibit Description	Method of Filing

3.1	Amended and Restated Articles of Association	Incorporated by reference to Exhibit 99.2 to the Registrant’s Report on Form 6-K furnished to the SEC on December 13, 2014.

3.2	Form of Rules and Regulations (reglement) of the board of directors	Incorporated by reference to Exhibit 3.1 of Amendment No. 5 to the Registrant’s Registration Statement on Form F-1 (SEC File No. 333-196898).

4.1	The 2003 Share Option Plan, with Israeli Appendix, as amended	Incorporated by reference to Exhibit 3.1 of Amendment No. 5 to the Registrant’s Registration Statement on Form F-1 (SEC File No. 333-196898).

5.1	Opinion of Van Campen & Partners N.V.	Filed herewith.

23.1	Consent of Van Campen & Partners N.V. (included in Exhibit 5.1)	Filed herewith.

23.2	Consent of Kesselman & Kesselman, independent registered public accounting firm.	Filed herewith.

24.1	Powers of Attorney (included on signature page)	Filed herewith.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

3

(1)     to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)      to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)     to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)    to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(2)     that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling

4

person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jerusalem, Israel on January 9, 2015.

MOBILEYE N.V.

By:	/s/ Ziv Aviram
Ziv Aviram
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ziv Aviram and Ofer Maharshak and each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated:

Name	Title	Date

/s/Ziv Aviram	Chief Executive Officer	January 9, 2015
Ziv Aviram	(principal executive officer)

/s/Ofer Maharshak	Chief Financial Officer	January 9, 2015
Ofer Maharshak	(principal financial officer and principal accounting officer)

/s/Amnon Shashua	Chairman and Director	January 9, 2015
Prof. Amnon Shashua

/s/Eli Barkat	Director	January 9, 2015
Eli Barkat

/s/Eyal Desheh	Director	January 9, 2015
Eyal Desheh

/s/Peter Seth Neustadter	Director	January 9, 2015
Peter Seth Neustadter

S-1

Name	Title	Date

/s/Tomaso A. Poggio	Director	January 9, 2015
Tomaso A. Poggio

/s/Judith Richter	Director	January 9, 2015
Judith Richter

Authorized U.S. Representative:

Mobileye, Inc.

By: /s/ Ziv Aviram
Ziv Aviram
Chief Executive Officer

Date: January 9, 2015

S-2